Exhibit 10.3

Power of Attorney

I, the undersigned, Jialin Liang, a citizen of the People’s Republic of China (the “PRC”), ID number 120104196711206810, being a shareholder of Changchun Fangguan Electronics Technology Co., Ltd. (“Fangguan Electronics”) holding 75.70% equity interest (the “Equity Interest”) therein, hereby irrevocably authorizes Changchun Fangguan Photoelectric Display Technology Co., Ltd. (“WFOE”) to exercise the following powers and rights during the term of this Power of Attorney:

I, the undersigned, authorize WFOE as my sole and exclusive attorney-in-fact to exercise on my behalf the following shareholder’s rights in respect of the Equity Interest, including but not limited to: (i) the right to attend shareholders’ meetings and execute shareholder resolutions of Fangguan Electronics, and (ii) all shareholder rights prescribed by applicable laws and regulations and the articles of association of Fangguan Electronics, including, without limitation, voting rights and the rights to sell, transfer, pledge or otherwise dispose of all or part of the rights relating to the Equity Interest.

WFOE is authorized to execute the form Share Transfer Agreement included in the Amended and Restated Exclusive Call Option Agreement (entered into between WFOE, Xuemei Jiang the date hereof) on my behalf within the scope of authorization, to timely perform the Amended and Restated Exclusive Call Option Agreement and the Amended and Restated Equity Pledge Agreement, to each of which I am a party, executed as of the date hereof, and cause Fangguan Electronics to timely perform the Amended and Restated Exclusive Technical Support Service Agreement, to which Fangguan Electronics is a party, executed as of the date hereof. The exercise of the aforesaid rights does not constitute any restriction to the authorization under this Power of Attorney.

Except otherwise provided herein, WFOE is entitled to exercise all necessary rights in respect of the Equity Interest at its own discretion without the need to obtain any oral or written instructions from me.

All acts of WFOE in respect of the Equity Interest shall be deemed as my own acts and all documents executed by WFOE shall be deemed as executed by myself with my acknowledgement.

This Power of Attorney is irrevocable and shall come into effect as of the date hereof and continue to be valid during the period when I remain a shareholder of Fangguan Electronics.

During the term of this Power of Attorney, I hereby waive all rights which are related to the Equity Interest and authorized to WFOE under this Power of Attorney, and will not exercise such rights myself. I shall negotiate with WFOE in the event that I intend to exercise any right in respect of the Equity Interest that has been authorized to WFOE hereunder.

/s/ Jialin Liang
Jialin Liang

Date: Dec-27, 2018